As filed with the Securities and Exchange Commission on October 24, 2006
Registration No. 333-76437

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BH Lodging Corp.
(Formerly Boykin Lodging Company)
(Exact name of Registrant as specified in its charter)

Ohio (Province or other jurisdiction of incorporation or organization)	34-1824586 (I.R.S. Employer Identification Number, if applicable)
Guildhall Building
Suite 1500
45 W. Prospect Avenue
Cleveland, Ohio 44115
(216) 430-1200
(Address and telephone number of Registrant’s principal executive officers)
Mohamed Thowfeek
c/o Westmont Hospitality Group
San Felipe Plaza
5847 San Felipe Road, 46th Floor
Houston, Texas 77057
(713) 782-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service in the United States)

Copies to:
Gerald D. Shepherd, Esq.
Davies Ward Phillips & Vineberg LLP
625 Madison Avenue, 12th Floor
New York, New York 10022
(212) 588-5500

REMOVAL FROM REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-76437) of BH Lodging Corp. (formerly known as Boykin Lodging Company), an Ohio corporation (the “Company”), filed on April 16, 1999, as amended by Amendment No. 1 thereto filed on June 4, 1999, pertaining to the registration of 2,500,000 shares of common stock, without par value, of the Company under the Company’s Dividend Reinvestment and Option Share Purchase Plan.
     On August 2, 2006, the Company terminated its Dividend Reinvestment and Option Share Purchase Plan, and, therefore, the Company hereby removes from registration all securities of the Company registered pursuant to this Registration Statement that remain unissued.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, BH Lodging Corp. has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 24, 2006.

BH LODGING CORP.

By:	/s/ Mohamed Thowfeek

Name: Mohamed Thowfeek
Title: Assistant Secretary and Treasurer
     Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Majid Mangalji

A. Majid Mangalji	President, Treasurer and Director	October 24, 2006
(Principal Executive, Financial
and Accounting Officer)

/s/ Fereed Mangalji

Fereed Mangalji	Director	October 24, 2006

/s/ Michael K. Klingher

Michael K. Klingher	Director	October 24, 2006